Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form F-3 No. 333-104778) of ABN AMRO Holding N.V., ABN AMRO Bank N.V., ABN AMRO Capital Funding Trusts V-VII, and ABN AMRO Capital Funding LLCs V-VII pertaining to the issuance of up to USD 6,478,380,000 aggregate amount of the securities listed in the Prospectus and to the incorporation by reference therein of our reports dated April 2, 2007, with respect to the consolidated financial statements of ABN AMRO Holding N.V., ABN AMRO Holding N.V. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of ABN AMRO Holding N.V. included in the Annual Report of Form 20-F of ABN AMRO Holding N.V. for the year ended December 31, 2006, filed with the Securities and Exchange.

Amsterdam, The Netherlands
30 November 2007

/s/ Ernst & Young Accountants
Ernst & Young Accountants